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                                                                   EXHIBIT 3(ii)



                         BY-LAWS OF DETREX CORPORATION

                     (As Amended Through February 26, 1998)


                                   ARTICLE I

                                    Offices

     The principal and registered offices of the Corporation shall be in the City of Southfield, County of Oakland, State of Michigan.


                                   ARTICLE II

                    STOCKHOLDERS AND STOCKHOLDERS' MEETINGS

     SECTION 1. The Stockholders of the Corporation shall be those who appear on the books of the Corporation as holders of one or more shares of the Capital Stock.

     SECTION 2. All meetings of the Stockholders shall be held at the registered office of the Corporation, 24901 Northwestern Highway, Suite 500, City of Southfield, Michigan, unless some other place, either within or without the State, shall be designated in the call therefor.

     SECTION 3. An Annual Meeting of Shareholders shall be held on the fourth Thursday in April of each year, at 11 o'clock A.M., if not a legal holiday, and if a legal holiday, then on the next secular day following at the same time, when they shall elect by plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     SECTION 4. Notices of meetings, written or printed, for every annual or special meeting of Stockholders, shall be prepared by the Secretary and by him mailed to the last known post office address of each Stockholder having voting rights, not less than ten (10) nor more than forty (40) days prior to the date of such meeting, and if for a special meeting such notice shall state the object or objects thereof, provided, however, that any annual or special meeting of the Stockholders may be held without notice upon a waiver of such notice by all of the Stockholders having voting rights, which waiver may be by telegram or other writing before or after the holding thereof; or when all of the Stockholders having voting rights are represented in person or by proxy. In no case shall a failure to mail the notice required in this paragraph, or any irregularity in such notice, affect the validity of any annual meeting of Stockholders, or of any proceedings had at such meeting.

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     SECTION 5. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by law or by the certificate of incorporation. If, however, such a majority shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 6. At each meeting of the Stockholders every Stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Stockholder and bearing date not more than three (3) years prior to said meeting, unless said instrument provided for a longer period. The vote for Directors, and, upon the demand of any Stockholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a plurality vote, unless otherwise provided by law, by the Articles of Incorporation, as amended, or by these By-Laws.

     SECTION 7. The Secretary shall make and certify a complete list of the Stockholders entitled to vote at a Stockholders meeting or any adjournment thereof. The list shall:

      (a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each Stockholder.

      (b)  Be produced at the time and place of the meeting.

      (c) Be subject to inspection by any Stockholder during the whole time of the meeting.

      (d) Be prima facie evidence as to who are the Stockholders entitled to examine the list or to vote at the meeting.

     SECTION 8. Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of Stockholders owning a majority in amount of the entire Capital Stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of the Stockholders shall be confined to the purpose or purposes stated in the notice thereof.

     SECTION 9. The Chairman of the Board or the President and Secretary of the Corporation shall act as Chairman and Secretary, respectively, of all Stockholders' meetings. In the absence of the Chairman of the Board and President, the Vice


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President present who is first in the order of election shall act as Chairman and in the absence of the Chairman of the Board, President and Vice Presidents, the meeting shall elect any Stockholder present to act as the Chairman.

     SECTION 10. The order of business at all Stockholders' meetings shall be as follows:

     1.   Roll call.
     2.   Proof of proper notice of meeting.
     3.   Reading of minutes of previous meeting or meetings.
     4.   Report of officers.
     5.   Reports of committees.
     6.   Unfinished business.
     7.   New business.

     SECTION 11. Except as otherwise provided by law, at any annual meeting of Stockholders only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have either been (a) specified in the written notice of the meeting (or any supplement thereto) given to Stockholders of record on the record date for such meeting by or at the direction of the Board of Directors, (b) brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or (c) specified in a written notice, meeting all of the requirements specified below, given by or on behalf of a Stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such Stockholder, provided that such Stockholder continues to be a Stockholder of record at the time of such meeting. A notice referred to in clause (c) hereof must be delivered personally, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary, not fewer than 90 calendar days nor more than 120 calendar days in advance of the date in the then current year corresponding to the date the Corporation's Proxy Statement was released to Stockholders in connection with the previous year's annual meeting of Stockholders, except that if the date of the annual meeting has been changed by more than 30 calendar days from any date contemplated at the time of the previous year's proxy statement, the notice must be received by the time of the previous year's proxy statement, the notice must be received by the Corporation a reasonable time before such new date for the annual meeting of Stockholders. Such notice referred to in clause (c) hereof shall set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting and, if different, of the Stockholder on whose behalf such business is to be brought before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities

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and Exchange Commission (the "SEC") pursuant to Section 14 of the
Securities Act of 1934, as amended (the "Exchange Act"), or any successor thereto, and the written consent of each such nominee to serve if elected, and
(v) if so requested by the Corporation, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto. No business shall be brought before any annual meeting of Stockholders of the Corporation otherwise than as provided in this Section. Notwithstanding the foregoing provision, unless otherwise required by law, the Board of Directors shall not be obligated to include information as to any nominee for director in any proxy statement or other communication sent to Stockholders. The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare at the meeting and the defective item of business shall be disregarded.


                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. The business and affairs of the Corporation shall be managed and controlled by a Board of not less than seven (7) nor more than twelve (12) Directors, the exact number of which shall be fixed from time to time by resolution of the Board of Directors, provided that the number of Directors shall not be reduced so as to shorten the term of any Directors at the time in office. The Directors to be elected at each Annual Meeting of the Stockholders shall be elected for a term of three years except as provided in this Section and in Article IX of the Articles of Incorporation, and each Director elected shall hold office until his successor is elected and qualified. If at any time the number of Directors shall be less than twelve (12) the Board of Directors may, by majority vote at any meeting at which a quorum is present, increase the number of Directors to any number not exceeding twelve (12). The Board may at any time fill vacancies in the Board arising from resignation, removal, death or other incapacity or arising from an increase in the number of Directors by a vote of a majority of the Directors then in office although less than a quorum at a meeting called upon due notice. Each Director chosen to fill a vacancy and each Director chosen to fill a newly created directorship shall hold office until the next election of Directors by the Stockholders at which time a director to fill such vacancy or to fill such newly created directorship shall be elected by the Stockholders for the unexpired term. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. A resignation from the Board shall be deemed to take effect upon its receipt by the Corporation unless otherwise specified therein. This section shall be altered, amended or repealed only by a vote of the Stockholders.

     SECTION 2. In addition to the powers and authority by these By-Laws expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or



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by these By-Laws directed or required to be exercised or done by the
Stockholders. The Directors may elect one of their members to be Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have such additional duties and powers as may from time to time be assigned to him by the Board of Directors or these By-Laws. The Chairman of the Board, or in his absence the President, shall preside at all meetings of the Board of Directors. In the absence of both, a temporary chairman may be chosen by the Directors present at any such meeting. The Secretary of the Corporation shall act as Secretary at all meetings of the Board of Directors but, in his absence, a temporary Secretary may be appointed by the Chairman of the meeting.

     SECTION 3. At any meeting of the Stockholders called for the purpose, any Director may, by the vote of the Stockholders entitled to cast a majority of the votes, be removed from office for cause. Any vacancy in the Board of Directors created by such removal shall be filled in accordance with the provisions of Section 1 of this Article III. This Section shall be altered, amended or repealed only by a vote of the Stockholders.

     SECTION 4. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of



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nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

     (c) (1) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in subsections (a) or (b) of this section, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this subsection.

           (2) Any indemnification under subsections (a) or (b) of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b) of this section. This determination shall be made in any of the following ways:

            (i) By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit, or proceeding.
            (ii) If the quorum described in subdivision (i) is not
                 obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested directors.
           (iii) By independent legal counsel in a written opinion.
           (iv)  By the shareholders.

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           (3) If any person is entitled to indemnification under subsections
      (a) or (b) of this section for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     (d) Expenses incurred in defending a civil or criminal action, suit, or proceeding described in subsections (a) or (b) of this section may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

     (e) (1) The indemnification or advancement or expenses provided under subsections (a), (b), (c), and (d) of this section is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, By-Laws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

           (2) The indemnification provided for in subsections (a), (b), (c), and (d) of this section continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

     (f) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of these By-Laws.

     (g) For purposes of subsections (a), (b), (c), (d), (e) and (f) of this section, "Corporation" may include constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, if so determined by resolution of the Board of Directors, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise whether for profit or not shall stand in the same position under the provisions

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of this section with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

     (h) For purposes of subsections (a), (b), (c), (d), (e) and (f) of this section, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interest of the Corporation or its shareholders" as referred to in subsections (a) and (b) of this section.

     (i) This Section 4 providing for the indemnification and advancement of expenses shall be considered as a contractual agreement between a director, officer, employee or agent of the Corporation and the Corporation and any repeal or modification of this section shall not adversely affect the rights and protections of a person existing hereunder at the time of such repeal or modification.



                                   ARTICLE IV

                             MEETINGS OF THE BOARD

     SECTION 1. The regular Annual Meeting of the Board of Directors of the Corporation shall be held, without notice, at the same place at which the Annual Meeting of Stockholders is held, unless some other place shall be designated therefor, immediately following the adjournment of the regular Annual Meeting of Stockholders.

     SECTION 2. Regular meetings of the Board may be held without notice at such time and place (whether in the State or elsewhere) as shall from time to time be determined by the Board.

     SECTION 3. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or by the President on three (3) days' notice to each Director either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or by the President or Secretary in like manner and on like notice on the written request of two (2) Directors. Special meetings may be held, without notice, upon waiver, which waiver may be by telegram or other writing, or when all of the members of the Board are present at such meeting.

     SECTION 4. At all meetings of the Board, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the

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act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the certificate of incorporation or by these By-Laws, and provided that if the number of Directors shall consist of more than seven (7) members, less than a majority, but in no event less than one-third (1/3) of the members, may constitute a quorum.

                                   ARTICLE V

                           COMPENSATION OF DIRECTORS

     SECTION 1. Directors shall receive reasonable compensation for their services as directors in such form and amount as shall be determined by the Board of Directors from time to time; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 2. Members of special or standing committees may be paid reasonable compensation for attending committee meetings as determined by the Board of Directors.

                                   ARTICLE VI

                                   COMMITTEES

     SECTION 1. The Board of Directors may by resolution or resolutions passed by a majority of the whole Board designate an Executive Committee of three or more Directors. If provision be made for an Executive Committee, the members thereof shall be elected by the Board of Directors to serve during the pleasure of the Board. The Board of Directors shall elect a Chairman of the Executive Committee from its members, but such Chairman shall not be, as such, an officer of the Corporation. He shall have such authority and perform such duties as may be assigned to him by the Board of Directors. Except as herein otherwise provided, the Executive committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The executive Committee shall keep full and fair records and accounts of its proceedings and transactions. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors; provided that no rights of third persons shall be affected by any such revision or alteration. Vacancies in the Executive Committee shall be filled by the Board of Directors, but during the temporary absence of a member of the Executive Committee, the remaining members of the Executive Committee may appoint a member of the Board of Directors to act in the place of such absent member.



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     SECTION 2. Subject to the provisions of these By-Laws, the Executive
Committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors and it shall also meet at the call of the Chairman of the Board or the President of the Corporation or of any two members of the Committee. Unless otherwise provided by such rules or by such resolution, the provisions of Section 3 of Article IV relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the Executive Committee. A majority of the Executive Committee shall be necessary to constitute a quorum. The Executive Committee may act in writing, or by cable or by telegraph or by telephone, without a meeting, but no such action of the Executive Committee shall be effective unless concurred in by a majority of the entire Committee.

     SECTION 3. The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors.



                                  ARTICLE VII

                                    OFFICERS

     SECTION 1. The officers of the Corporation (who need not be Stockholders) shall be chosen by the Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board may also choose Assistant Secretaries and Assistant Treasurers. Any two offices except those of President and Vice President may be held by the same person at the same time.

     SECTION 2. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold office for such terms and shall exercise such powers and duties as shall be determined from time to time by the Board.

     SECTION 3. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors and/or such committee or committees as the Board of Directors may from time to time determine upon.

     SECTION 4. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

     SECTION 5. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and, under the direction of the Board of Directors, shall have general and active control of the business, finances and affairs of the Corporation. He shall preside at all meetings of the Stockholders and of the Board of Directors at which he shall be present. He may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation.

     SECTION 6. The President shall be the Chief Operating Officer of the Corporation and shall perform all of the duties of the Chairman of the Board in the absence or disqualification of the Chairman of the Board. The Vice President who shall be first in the order of election shall, in the absence or disqualification of the Chairman of the Board and the President, perform all the duties of the Chairman of the Board. In the event of the absence or disqualification of the Chairman of the Board, the President and the Vice President first in the order of election, the Vice President second in the order of election shall perform all the duties of the Chairman of the Board.
In the event of the absence or disqualification of the Chairman of the Board, the President and the Vice Presidents first and second in the order of election, the Vice President third in the order of election shall perform all the duties of the Chairman of the Board.

     SECTION 7. The Secretary shall keep the minutes of Stockholders' and Directors' meetings and shall have the custody of the corporate Seal, all records, papers, files and books of the Corporation, except the books of account. He shall issue notices of all meetings required by the By-Laws and shall affix the corporate seal to all instruments of the Corporation requiring the same, and attest the same by his signature whenever such attestation shall be required, and shall generally perform all the duties appertaining to the office of Secretary of a corporation.

     SECTION 8. The Treasurer shall have the custody of and be responsible for all funds and securities of the Corporation, which may come into his hands, and shall keep regular, full and accurate accounts of all receipts and disbursements, and shall render detailed reports of the same to the Board of Directors at its regular meetings and at all other times when required by the Board. He shall deposit all moneys of the Corporation in such bank or banks as shall be designated by the Board of Directors, and shall generally perform all duties usually appertaining to the office of Treasurer of a corporation.

     SECTION 9. The Assistant Secretary shall possess all the powers and perform all the duties of the Secretary in the absence or disability of the latter and he shall at all times act as an assistant to the Secretary and have such powers and perform such duties of the Secretary as shall be assigned to him by the Stockholders, Board of Directors or the Secretary. In case both the Secretary and Assistant Secretary are at the same time absent or unable to perform their duties, the Board of Directors may appoint a Secretary Pro Tempore with powers and duties to act as Secretary during the absence and disability of both Secretary and Assistant Secretary.


     SECTION 10. The Assistant Treasurer shall possess all the powers and perform all the duties of the Treasurer in the absence or disability of the latter and he shall at all times act as an assistant to the Treasurer and have such powers and perform such duties of the Treasurer as shall be assigned to him by the Stockholders, the Board of Directors or the Treasurer.

     SECTION 11. The Chairman of the Board or the President and the Secretary shall sign all deeds, mortgages, bills of sale, leases and other conveyances of any interest in property and all general contracts, the execution of which has been duly authorized by the Board of Directors or by the Stockholders; provided, however, that the foregoing shall not be construed to prevent ordinary purchases in the conduct of the business, which purchases may be made by any other officers of the Corporation or by any other person or persons who may be designated by the Board of Directors.

     SECTION 12. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being, the powers or duties, or any of them of such officer to any other officer, or to any Director, provided a majority of the entire Board concur therein.

     SECTION 13. The several officers of the Corporation are hereby empowered and authorized to do and perform such other and further duties as from time to time may be assigned to their respective offices by resolution of the Board of Directors, including authority to sign certificates of stock, checks, drafts and notes of the Corporation.

     SECTION 14. The Directors may by resolution require any and all officers of the Corporation and any and all employees of the Corporation to give bond to the Corporation with sufficient sureties conditioned upon the faithful performance of the duties of their respective offices or employment.



                                  ARTICLE VIII

                                 CAPITAL STOCK

     SECTION 1. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation; provided, that where such certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of such corporation, and a registrar, the signature of any such Chairman of the Board, President, Vice President,

Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and/or the seal of the Corporation may be a facsimile. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise before such certificate or certificates shall have been delivered by such corporation, such certificate or certificates may nevertheless be adopted by such corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of this Corporation. Such certificates shall be in such form as shall not be inconsistent with the Articles of Incorporation of this Corporation or the laws of the State of Michigan, and shall be prepared and approved by the Board of Directors.

     SECTION 2. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by an attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

     SECTION 3. The Board of Directors shall have power to fix in advance a date, not exceeding sixty (60) and not less than ten (10) days preceding the date of any meeting of Stockholders or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go in to effect, as a record date for the determination of the Stockholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     SECTION 4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Michigan.

     SECTION 5. Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.

                                   ARTICLE IX

                       VOTING STOCK IN OTHER CORPORATIONS

     Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or a Vice President shall have full power and authority, in behalf of this Corporation, to attend and to act and to vote at any meetings of Stockholders of any corporation in which this Corporation may hold stock and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons. The Chairman of the Board, the President or a Vice President of the Corporation may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation. All such proxies shall be signed in the name of the Corporation by the Chairman of the Board, the President or Vice President or such other officer authorized by the Board of Directors or the Executive Committee.



                                   ARTICLE X

                                     CHECKS

     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers, or such other person or persons, as the Board of Directors or the Executive Committee may from time to time designate.



                                   ARTICLE XI

                                  FISCAL YEAR

     The fiscal year of the Corporation shall end on the thirty-first day of December in each year.


                                  ARTICLE XII

                                   DIVIDENDS

     Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock as authorized by law.



                                  ARTICLE XIII

                  NOTICE OF INTENT TO FORECLOSE LIEN ON STOCK

     Whenever a debt is due to this Corporation from a Stockholder thereof, the Secretary, upon being instructed so to do by the Board of Directors, shall give written notice to such Stockholder that, unless said Stockholder shall pay his indebtedness to said Corporation within thirty (30) days from the time of giving such notice, then said Corporation will proceed to sell and transfer the stock of such Stockholder in said Corporation in the same manner, and by the same procedure as is provided by law for the sale of the stock of a subscriber to capital stock who has not paid up his subscription. Such notice shall be served in the manner hereinafter provided for service of notices.



                                  ARTICLE XIV

                                     CALLS

     Notice of calls for payment of subscriptions to the capital stock of this Corporation shall be in writing, and may be served in the same manner hereinafter provided for service of notices.



                                   ARTICLE XV

                                    NOTICES

     SECTION 1. Whenever under the provisions of these By-Laws notice is required to be given to any Director, Officer or Stockholder, it shall not be construed to mean personal notice, but such notice, unless otherwise provided by these By-Laws or by the General Corporation Code, may be given in writing, by mail, by depositing the same in the post office or letter box in a postpaid sealed wrapper, addressed to such Stockholder, Officer or Director at his address as it appears on the records of the Corporation.

     SECTION 2. Any stockholders, Director or Officer may waive any notice required to be given under these By-Laws.



                                  ARTICLE XVI

                                      SEAL

     The Board of Directors shall provide a suitable seal, containing the name of the Corporation. The seal shall be in charge of the Secretary. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the necessary purposes of the Corporation.



                                  ARTICLE XVII

                                   AMENDMENTS

     Except as otherwise provided in the Articles of Incorporation, these By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or at any special meeting of the Stockholders if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting; provided, however, that such of the respective sections of the By-Laws, if any, or amendments thereto, as are adopted by the Stockholders, may be altered, amended or repealed by the Stockholders, only if any such section respectively by its express terms so provided. This section shall be altered, amended or repealed only by a vote of the Stockholders.


                                 ARTICLE XVIII

                           CONTROL SHARE ACQUISITIONS

     SECTION 1. This Article is adopted under Section 799 of the Michigan Business Corporation Act, and the terms used in this Article shall have the meanings specified in Section 799.

     SECTION 2. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, may, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be redeemed by the Corporation at the fair value of the shares.

     SECTION 3. After an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the Stockholders, the shares may be redeemed by the Corporation at the fair value of the shares unless the shares are accorded full voting rights by the Stockholders as provided in Section 798 of the Michigan Business Corporation Act.

     SECTION 4. An election to redeem shares by the Corporation under Section 2 or 3 of this Article shall be made only by vote of the Board of Directors. Written notice of the election shall be sent to the acquiring person within seven days after the election is made. The determination of the Board of Directors as to fair value shall be conclusive. Payment shall be made for the control shares subject to redemption within 30 days after the election is made at a date and place selected by the Board of Directors. The Board of Directors may adopt additional procedures to accomplish a redemption.